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                                                                 Exhibit 10.15.1

MISSION CRITICAL
        SOFTWARE

May 26, 1999

Mr. Leslie D. Willard

Dear Leslie:

This letter amends and clarifies your offer letter dated May 28, 1998. Pursuant to our conversation, the third and fourth sentences of paragraph four (option grant) of your offer letter are hereby amended in their entirety to read as follows:

 . If, before your first anniversary date, you are terminated or your job is materially changed ("constructive termination") for other than cause, fifty percent of your then-unvested options shall become immediately vested. If, after your first anniversary date, Mission Critical is acquired by another company and you are terminated or assigned a position of lesser responsibility or compensation in the resulting organization ("constructive termination"), one hundred percent of your then unvested options shall become immediately vested.

The remaining provisions of your offer letter shall remain in full force and effect.

Sincerely,


/s/ Stephen E. Odom
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Stephen E. Odom
Chief Financial Officer

AGREED AND ACCEPTED BY:


/s/ Leslie D. Willard
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Leslie D. Willard